Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
LAM RESEARCH CORPORATION
Amended and restated as of May 12, 2020
ARTICLE I

CORPORATE OFFICES
1.1    REGISTERED OFFICE
The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.
1.2    OTHER OFFICES
The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in their sole discretion, determine that a virtual meeting of stockholders by means of remote communication shall be held in addition to or instead of a physical meeting as permitted by Delaware law. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.
2.2    ANNUAL MEETING
(a)    An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any), on such date, and at such time as the board of directors shall each year fix.

(b)    The proposal of business to be transacted by the stockholders (other than nominations of persons for election to the board of directors, which must be made in accordance with the immediately succeeding sentence) may be made at an annual meeting of stockholders only (1) pursuant to the corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the board of directors, or (3) by any stockholder of record of the corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. Nominations of persons for election to the board of directors may be made at an annual meeting of stockholders only (1) by or at the direction of the board of directors, (2) by any Record Stockholder at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section, or (3) by any Eligible Stockholder (as defined in Section 2.16(d) of these bylaws) who has complied with the procedures set forth in Section 2.16 of these bylaws. For the avoidance of doubt, clause (3) of the first sentence of this Section 2(b) and clauses (2) and (3) of the second sentence of this Section 2(b) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.
(c)    For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (3) of the first sentence of the foregoing paragraph or clause (2) of the second sentence of the foregoing paragraph, (1) the Record Stockholder must have given timely notice thereof in writing to the secretary of the corporation, (2) any such business must be a proper matter for stockholder action under Delaware law and (3) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these bylaws. To be timely, a Record Stockholder’s notice shall be received by the secretary at the principal executive offices of the corporation not less than forty-five (45) or more than seventy-five (75) days prior to the one (1)-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 2.2(c), if the meeting is convened more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors made by the corporation at least ten (10) days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a Record Stockholder’s notice.
(d)    Such Record Stockholder’s notice shall set forth:
(1)    if such notice pertains to the nomination of directors, (i) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such person or any affiliates of such person; (C) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates of such person; (D) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such person or any affiliates of such person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (E) whether and the extent to which any other transaction, agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the corporation, has been made by or on behalf of such person or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates of such person, with respect to stock of the corporation; (F) such person’s written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (ii) has disclosed, and will disclose, to the corporation any agreement, arrangement or understanding that such person has with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director of the corporation, (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the corporation, and will comply with and, upon election, execute any requisite documentation pertaining to all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of the corporation, such documentation to include a Confidentiality Agreement between the corporation and such person, (iv) will provide such information as the board of directors requires of all directors and nominees for director, including by promptly submitting all completed and signed questionnaires required of the corporation’s directors and nominees for director, and (v) consents to being named in any proxy statement of the corporation, or other filings required to be made by the corporation in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and to serve as a director if elected; and (G) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s Corporate Governance Guidelines; and (ii) as to the Record Stockholder giving such notice, and the beneficial owner, if any, on whose behalf the nomination is being made (each, a “party”), (A) each item set forth in Section 2.2(d)(3)(i), Section 2.2(d)(3)(ii)(A)-(G) and Section 2.2(d)(3)(iii); (B) a description of (x) all agreements, arrangements, or understandings (whether written or oral) between such party or any affiliates of such party, and any proposed nominee or any affiliates of such proposed nominee and (y) all agreements, arrangements, or understandings (whether written or oral) between such party or any affiliates of such party, and any other party or parties (including their names) pursuant to which the nomination(s) are being made by such party, or otherwise relating to the corporation or their ownership of capital stock of the corporation; and (C) a representation that the Record Stockholder giving such notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice;
(2)    as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business, or, in the case of a notice pertaining to the nomination of directors, such nomination, of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made, including any anticipated benefit therefrom to such person or any affiliates of such person;
(3)    if such notice pertains to business proposed to be brought before the meeting, as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the proposal is made (each, a “party”):

(i)    the name and address of each such party;
(ii)    (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party or any affiliates of such party; (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such party or any affiliates of such party; (C) any Derivative Instrument directly or indirectly owned beneficially by each such party or any affiliates of such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (D) whether and the extent to which any other transaction, agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the corporation, has been made by or on behalf of such party or any affiliates of such party, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such party or any affiliates of such party, or to increase or decrease the voting power or pecuniary or economic interest of such party or any affiliates of such party, with respect to stock of the corporation; (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation; (F) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation; (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; and (H) a representation that the Record Stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and
(iii)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
(4)    a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).
(e)    A Record Stockholder providing notice of any nomination to be made at an annual meeting or special meeting or business proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting and the date the record date is first publicly disclosed.
(f)    A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with the procedures set forth in this Section 2.2, (ii) the person is nominated by an Eligible Stockholder in accordance with the procedures set forth in Section 2.16 of these bylaws or (iii) the person is nominated by or at the direction of the board of directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. In addition to the information required pursuant to Section 2.2(d) or any other provision of these bylaws, the corporation may require any person nominated by a Record Stockholder (whether at an annual or special meeting) to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which the common stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present a nomination or a proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.2(f), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g)    The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
(h)    For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(i)    Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.3    SPECIAL MEETING
(a)    Special meetings of the stockholders, other than those required by statute, may be called only by the board of directors, the chairman of the board or the president. The board of directors may postpone or reschedule any previously scheduled special meeting.
(b)    Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of meeting (or any supplement thereto). Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of the board of directors or (2) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the secretary setting forth the information set forth in Section 2.2(d) of these bylaws and complies with the other applicable procedures set forth in Section 2.2(e) and Section 2.2(f) of these bylaws. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the secretary at the principal executive offices of the corporation not later than the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article II.
(c)    Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this

Section 2.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.4    NOTICE OF STOCKHOLDERS’ MEETINGS
All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws (including without limitation by a form of electronic transmission in the manner provided in the General Corporation Law of Delaware) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by these bylaws, the certificate of incorporation or the General Corporation Law of Delaware. The notice shall specify the place (if any), date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission to the full extent permitted by applicable law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
For purposes of these bylaws, “electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
2.6    QUORUM
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7    ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.8    VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The board of directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and “broker non-votes” not counted as votes cast either for or against such nominee’s election); provided, however, that if the election is contested, directors shall be elected by a plurality of the votes cast at any meeting of stockholders. An election shall be deemed to be contested if (i) the number of nominees (or purported nominees) for the board exceeds the number of open board seats (at the time specified in clause (iii) below), (ii) the secretary of the corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the board of directors, which notice(s) purport to be in compliance with Section 2.2, Section 2.3 or Section 2.16 of these bylaws, as applicable, and (iii) all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the board of directors determines that any such notice is not in compliance with Section 2.2, Section 2.3 or Section 2.16 of these bylaws, as applicable). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (other than director elections), unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.
2.9    WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof,

signed by the person entitled to notice or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.
In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 2.10 as a “Consent”), the secretary of the corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consents. No consent to corporate action in writing without a meeting shall be effective unless delivered to the corporation within sixty (60) days of the earliest dated consent delivered to the corporation.
2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING
Except as otherwise permitted by law, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
If the board of directors does not so fix a record date:
(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
2.12    PROXIES
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or other means of electronic transmission) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE
The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) at the principal executive offices of the corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
2.14    CONDUCT OF BUSINESS AT MEETINGS OF STOCKHOLDERS
The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairperson and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
2.15    ORGANIZATION
Such person as the board of directors may have designated or, in the absence of such a person, the chairman of the board or, in his or her absence, the president of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. Whether or not a quorum is present or represented at any meeting of stockholders, the chairman of the meeting shall have the power to adjourn such meeting to another place, date and time.
2.16    PROXY ACCESS
(a)    Information to be Included in the corporation’s Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.16, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the board of directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the board of directors pursuant to this Section 2.16 (a “Stockholder Nominee”) by an Eligible Stockholder (as defined in Section 2.16(d)) who expressly elects at the time of providing the notice required by this Section 2.16 to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.16. For purposes of this Section 2.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.16(h)). For the avoidance of doubt, nothing in this Section 2.16 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 2.16. Subject to the provisions of this Section 2.16, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.
(b)    Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.16, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary of the corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not less 120 days nor more than 150 days prior to the first anniversary of the date that the corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders. No adjournment or postponement of an annual meeting of stockholders shall commence a new period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.16.
(c)    Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of: (a) two (2), or (b) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 2.16(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the board of directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the three (3) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the board of directors decides to nominate for re-election to the board of directors. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 whom the board of directors decides to nominate for election to the board of directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible

Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.16 for any meeting of stockholders for which the Secretary of the corporation receives notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the board of directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.2.
(d)    Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 2.16(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent (3%) of the corporation’s outstanding common stock as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the corporation in accordance with this Section 2.16 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all of the other requirements of, and complies with all applicable procedures set forth in, this Section 2.16. A “Qualifying Fund Group” is any two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(e)    Definition of Ownership. For purposes of this Section 2.16, a stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2.16, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(f)    Form of Notice. To be in proper form for purposes of this Section 2.16, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:
1.a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (A) within five business days following the later of the record date for determining the stockholders entitled to receive notice of the annual meeting and the date the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

2.one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for determining the stockholders entitled to receive notice of the annual meeting and the date the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
3.a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
4.the information, statements, representations and agreements that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.2(d)(1), (provided that for these purposes, any reference to “Record Stockholder giving such notice” will deemed to be a reference to the Eligible Stockholder, including each member of any group of stockholders constituting an Eligible Stockholder);
5.a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.16, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (E) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
6.a written statement by the Eligible Stockholder indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;
7.an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
8.in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination); and
9.in the case of a nomination by an Eligible Stockholder in which two (2) or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)    Additional Required Information. In addition to the information required pursuant to Section 2.16(f) or any other provision of these bylaws, the corporation may require (i) any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section

2.16 or to serve as a director of the corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(h)    Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i)    Required Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.16). In addition, any person providing any information to the corporation pursuant to this Section 2.16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date for determining the stockholders entitled to receive notice of the annual meeting and the date the record date is first publicly disclosed.
(j)    Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include in its proxy materials, pursuant to this Section 2.16, a Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the securities exchanges upon which the common stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of

1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)    Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its representations, agreements or undertakings or fails to comply with any of its obligations under this Section 2.16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the board of directors, any committee thereof or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the board of directors or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.16, such nomination shall be declared invalid and disregarded as provided in clause (C) above.
(l)    Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with the advance notice requirements for stockholder nominees set forth in Section 2.2.
(m)    Exclusive Method. This Section 2.16 provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation’s proxy materials.
ARTICLE III
DIRECTORS
3.1    POWERS
Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
3.2    NUMBER OF DIRECTORS
The number of directors constituting the whole board of directors shall be eleven, provided that the board of directors may change such number by resolution from time to time within a range of seven to fifteen directors.
No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders or until a successor shall be elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.
3.4    RESIGNATION AND VACANCIES
Any director may resign at any time upon written notice or by electronic transmission to the corporation. A resignation is effective when it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. When one or more directors so resigns, a majority of the directors then in office (although less than a quorum), or a sole remaining director, shall have power to fill such vacancy or vacancies, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. When one or more directors resigns and the resignation is effective at a future date or upon the happening of a future event, a majority of the directors then in office (although less than a quorum), or a sole remaining director, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
A vacancy created by the removal of a director by the vote or written consent of the stockholders or by a court order may be filled only by the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the certificate of incorporation or these bylaws:
(a)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(b)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
A director elected or appointed to fill a vacancy or newly created directorship shall serve until the next annual meeting of stockholders or until a successor shall be elected and qualified.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    [RESERVED]

3.7    REGULAR MEETINGS
Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.
3.8    SPECIAL MEETINGS; NOTICE
Special meetings of the board of directors may be called by the chairman of the board or the lead independent director. Notice of the time and place of special meetings may be given personally or by mail, telegram, telex, facsimile, cable or by means of electronic transmission. Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either (i) by mail not less than four (4) days before the date of the meeting at that director’s address as it is shown on the records of the corporation, or (ii) personally, by telephone, telecopy, telegram, telex or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director.
3.9    QUORUM
At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.10    WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
3.11    ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Written consents representing actions taken by the board or committee may be executed by telex, telecopy, facsimile or other electronic transmission, and such electronic transmission shall be valid and binding to the same extent as if it were an original.
3.13    FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the board of directors and may be paid a fixed sum for attending each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.14    APPROVAL OF LOANS TO OFFICERS
The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries who is not an “executive officer” (as such term is defined in the Securities Exchange Act of 1934, as amended) or a director of the corporation, whenever in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.15    REMOVAL OF DIRECTORS
Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
3.16    CHAIRMAN OF THE BOARD OF DIRECTORS
The corporation may also have, at the discretion of the board of directors, a chairman of the board of directors as well as a vice chairman, neither of whom shall be considered an officer of the corporation solely by reason of being appointed to either position.
ARTICLE IV
COMMITTEES
4.1    COMMITTEES OF DIRECTORS
The board of directors, or any committee of the board that has been given such power, may, from time to time, pursuant to the authority granted in subsection (2) of section 141(c) of the General Corporation Law of Delaware, designate one or more committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board or the committee of the board given the power to designate such a committee and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
4.2    COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
4.3    MEETINGS AND ACTION OF COMMITTEES
The board of directors or a committee may adopt rules for the governance of any committee. A majority of the members of a committee shall constitute a quorum. All matters shall be determined by a majority vote of the members present.

ARTICLE V
OFFICERS
5.1    OFFICERS
The officers of the corporation shall be a chief executive officer, a chief financial officer and a secretary. The corporation may also have an executive chairman of the board, an executive vice-chairman of the board and any such other officers as may be appointed in accordance with the provisions of Section 5.2 or 5.3 of these bylaws. Any number of offices may be held by the same person.
5.2    APPOINTMENT OF OFFICERS BY BOARD
The board of directors shall appoint the chief executive officer and the chief financial officer. If the corporation has an executive chairman, executive vice-chairman or president, those officers shall also be appointed by the board of directors. The other officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, shall be appointed by the board of directors and serve at the board’s discretion and with such authority as delegated to them by the board.
5.3    APPOINTMENT OF OFFICERS BY CHIEF EXECUTIVE OFFICER
The board of directors may empower the chief executive officer to appoint such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the chief executive officer may from time to time determine.
5.4    REMOVAL AND RESIGNATION OF OFFICERS
Any officer may be removed, either with or without cause, (a) by an affirmative vote of the majority of the entire board of directors at any regular or special meeting of the board, (b) by the chief executive officer, if that officer was appointed by the chief executive officer, or (c) by any other officer to whom the board of directors has conferred the power of removal, provided, however, that only the board of directors may remove the chief executive officer, chief financial officer, chairman of the board, executive chairman and president.
Any officer may resign at any time by giving written notice, or by electronic transmission, to the corporation.
5.5    VACANCIES IN OFFICES
Any vacancy occurring in any office shall be filled in the manner specified for appointment to such office in Section 5.2 or 5.3.

5.6    CHIEF EXECUTIVE OFFICER
Subject to the discretion of the board of directors, the chief executive officer shall have general supervision, direction and control of the business and the other officers of the corporation and the general powers and duties of management generally vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In its discretion, the board of directors may vest certain authority generally vested in the chief executive officer in an executive chairman of the board or another officer of the Company.
5.7    SECRETARY
The secretary shall keep or cause to be kept, at the principal office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders.
The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other power and perform such other duties as may be prescribed by the board of directors or by these bylaws.
In the absence of a secretary, or in the event of the secretary’s inability or refusal to act, an assistant secretary or assistant secretaries or such other officer selected by the board of directors or by the chief executive officer shall perform the duties and exercise the powers of the secretary.
5.8    CHIEF FINANCIAL OFFICER
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
ARTICLE VI
INDEMNIFICATION
6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers (each, an “Indemnitee”) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
Notwithstanding any other provision in these bylaws to the contrary, the corporation shall not be obligated to make any indemnity: (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; (c) for claims initiated or brought by Indemnitee, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive advancement or indemnification under any statute, the certificate of incorporation, these bylaws, agreement, vote of stockholders or directors or otherwise, (ii) if the board has approved the initiation or bringing of such claim, or (iii) as otherwise required under the General Corporation Law of Delaware; or (d) for which payment is prohibited by applicable law.
6.2    INDEMNIFICATION OF OTHERS
The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent or another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
6.3    INSURANCE
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.
6.4    NON-EXCLUSIVITY OF RIGHTS
The rights to indemnification conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the certificate of incorporation, these bylaws, agreement, vote of stockholders or directors or otherwise.
ARTICLE VII
RECORDS AND REPORTS
7.1    MAINTENANCE AND INSPECTION OF RECORDS
The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. The list of stockholders entitled to vote at a stockholder meeting shall be available in accordance with Section 2.13.
7.2    INSPECTION BY DIRECTORS
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
7.3    [RESERVED]
7.4    REPRESENTATION OF SHARES OF OTHER CORPORATIONS
The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
OTHER MATTERS
8.1    CHECKS
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3    STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the corporation shall be represented by certificates, provided that the board of directors may establish by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be issued or issuable as uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of certificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signatures has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4    SPECIAL DESIGNATION CERTIFICATES
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.5    LOST CERTIFICATES
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or uncertificated shares.
8.6    CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the masculine gender includes the feminine, the feminine gender includes the masculine, and the term “Person” includes both a corporation and a natural person.
8.7    DIVIDENDS
The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation’s capital.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserves. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
8.8    FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors. Unless otherwise designated, the fiscal year of the corporation shall end on June 30.
8.9    SEAL
The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
8.10    TRANSFER OF STOCKS
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
8.11    STOCK TRANSFER AGREEMENTS
The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
8.12    REGISTERED STOCKHOLDERS
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
8.13    FORUM FOR CERTAIN ACTIONS
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware (“DGCL”) or the Certificate of Incorporation or these Bylaws (including, without limitation, any action to interpret, apply, enforce or determine the validity of any provision of the Certificate of Incorporation or these Bylaws) or as to which the DGCL confers jurisdiction on the Court of Chancery; or (iv) any action asserting a claim governed by the internal affairs doctrine.
ARTICLE IX
AMENDMENTS
The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote, provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS
OF
LAM RESEARCH CORPORATION
Certificate of Adoption
The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of Lam Research Corporation (the “Corporation”) and that the foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of the Company effective as of May 12, 2020 by the Board of Directors of the Corporation.

/s/ Ava Hahn
Ava Hahn, Secretary